WARRANT

                           To purchase Ordinary Shares

                                       of

                                   e-SIM Ltd.

                 VOID AFTER 24:00 p.m. (prevailing Israel time)

              On the last day of the Warrant Period (defined below)

e-SIM Ltd., a company registered in Israel (the "Company") hereby grants to ____ ____ (the "Holder"), the right to purchase from the Company 250,000 fully paid and non-assessable Ordinary Shares of the Company, par value NIS 0.1 per share in such number as is specified herein. The shares which are purchasable pursuant to this Warrant are referred to herein as "Warrant Shares".


1.   Definitions
     -----------

For the purpose of this Warrant:

     1.1 "Public Offering" shall mean the next underwritten public offering of the Company's shares, pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act") or pursuant to the corresponding securities laws of any other jurisdiction (other than a registration statement effected solely to implement an employee benefit plan).

     1.2 "Liquidity Event" shall mean (a) the sale of all or substantially all of the Company's shares, property and/or assets (including by way of share swap); or (b) the merger or consolidation of the Company with or into another company following which more than fifty percent (50%) of the Company's shares are held by persons who, prior to the said transaction, held, in the aggregate, less than five percent (5%) of the Company's shares, other than a merger, share swap or other re-organization that is carried out in order for the Company to become a subsidiary of a company (newly-organized or otherwise) which is registered outside of Israel (provided that in such merger, share swap or other re-organization, all shareholders and option holders receive a pro-rata share

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          of the shares and options issued in the non-Israeli company).

     1.3  "Exit Transaction" shall mean a Public Offering or a Liquidity Event.

     1.4  "Effective Date" shall mean the date of execution of this Warrant.

     1.5 "Warrant Period" shall mean the period for exercise of this Warrant, as determined pursuant to Section 2.

     1.6 "Exercise Price" shall mean the exercise price of each Warrant Share purchasable hereunder, which shall be $0.75 (Seventy Five U.S. Cents), subject to modification pursuant to Section 8.

2.   Warrant Period.
     --------------

     The Warrant may be exercised, in whole or in part, and on one or more occasions, during the period commencing from the Effective Date and ending five (5) years following, provided however, that if the underwriter, in a Public Offering, or the buying party(ies) in the Liquidity Event, insist or request that all outstanding warrants of the Company, including this Warrant (but excluding warrants and options granted to employees, directors and consultants of the Company), be exercised, repurchased or waived and all convertible loans or debentures be converted, prior to or as part of the Public Offering or the Liquidity Event, as the case may be, then the period for exercise of the Warrant shall terminate upon the consummation of the Public Offering or the Liquidity Event.

3.   Notice of Events.
     ----------------

     Notwithstanding the foregoing or any other rights of the Holder pursuant to the provisions of this Warrant, if at any time the Company shall offer for subscription to the holders of Ordinary Shares any additional shares of any class, other rights or any equity security of any kind, or there shall be any capital reorganization or reclassification of the capital shares of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another person or there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in any one or more of said cases, the Company shall give the Holder written notice, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, of the date on which (i) a record shall be taken for such subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of Ordinary Shares shall participate in such subscription rights, or shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given by not later than seven (7) business days prior to the action in question and by not later than seven (7) business days prior to the record date in respect thereto.

4.   Exercise of Warrant
     -------------------

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4.1  Exercise. This Warrant may be exercised in whole or in part, on one or more occasions at any time during the Warrant Period. This Warrant shall be exercised by presentation and surrender hereof to the Company at the principal office of the Company or at such other office or agency as the Company may designate in writing, accompanied by a written notice of exercise in the form attached hereto as Exhibit 4.1 and for the purpose of determining the relevant Exercise Price, the Warrant shall be deemed to have been exercised at such time.

4.2 Exercise for Cash. If the Holder, at its sole discretion, elects to make a cash payment for the Warrant Shares it shall make such payment by not later than seven (7) days from giving the Exercise Notice to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares specified in such notice. The Exercise Price for the number of Warrant Shares specified in the notice shall be payable in immediately available funds, in U.S. dollars.

4.3 Partial Exercise, Etc. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder.

4.4 Issuance of the Warrant Shares. Upon presentation and surrender of the notice of exercise and after the payment of the Exercise Price pursuant to section 4.2, the Company shall issue promptly to the Holder the shares to which the Holder is entitled.

     The Company shall pay the stamp duty that may be payable in connection with the issuance of the shares and the preparation and delivery of share certificates pursuant to this Section 4 in the name of the Holder. No fractions of shares shall be issued in connection with the exercise of this Warrant and the number of shares shall be rounded to the nearest whole number.

     All Warrant Shares issued shall be fully paid and non-assessable.

5.   Reservation of Shares and Preservation of Rights of Holder
     ----------------------------------------------------------

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                                      -4-


     The Company will at all times maintain and reserve, free from preemptive rights, such number of authorized but un-issued shares in its capital so that this Warrant may be exercised without additional authorization of Warrant Shares after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of the Company. The Company further agrees that it will not, by charter amendment or through reorganization, voluntary liquidation, consolidation, merger, dissolution, winding up or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

6.   Representations and Warranties of the Company
     ---------------------------------------------

     The Company hereby represents and warrants to the Holder that as of the Effective Date:

6.1. The grant of this Warrant, has been approved by the Board of Directors of the Company and shall be approved by all necessary organs of the Company within six months of the Effective Date. The failure to obtain approval of all the requisite approvals shall cause the Warrant (and the issuance thereof) to be null and void and without any force or effect.

6.2. Subject to Section 6.1 above, the Warrant Shares when paid for and issued in accordance with the terms hereof shall be duly authorized, will be validly issued, fully paid and nonassessable, not subject to any preemptive rights (other than preemptive rights waived prior to the issue of this Warrant or shortly thereafter) and issued free and clear of all debts, liens, encumbrances, taxes, charges, equities, claims, any rights of third parties and any other liabilities, other than any such liability created by the Holder, and other than tax liabilities in connection with: (i) this Warrant and the Holder's rights set forth herein, (ii) the exercise of this Warrant and/or the rights set forth herein, (iii) the issuance of the Warrant Shares (other than any stamp tax, which shall be borne by the Company only), and/or (iv) the disposition of the Warrant Shares. If the Company is subject to a withholding requirement in connection with an exercise of this Warrant, it may postpone any issuance of Warrant Shares until the Holder sufficiently proves that the applicable tax has been paid by the Holder or provides exemption from such withholding obligation.

7.   Investment Representation

     Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act, or any other securities laws as of the Effective Date. The Holder acknowledges by acceptance of this Warrant that (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction; and (c) it is an accredited investor as that term

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                                      -5-


     is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution, that such Warrant Shares will not necessarily be registered under the Securities Act and applicable state securities laws or any other securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

8.   Adjustment

     The number and kind of securities purchasable initially upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     8.1. Adjustment for Shares Splits and Combinations. If the Company at any time or from time to time effects a subdivision of the outstanding shares, the number of shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding shares, the number of shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased. Any adjustment under this Section 8.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

     8.2. Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of shares entitled to receive a dividend or other distribution payable in additional shares of the Company, then and in each such event the number of shares issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of shares issuable upon exercise of this Warrant

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                                      -6-


          shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 8.2 as of the time of actual payment of such dividends or distributions.

     8.3. Other Transactions. In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Holder either by increasing the number of Warrant Shares, adjusting the Exercise Price, and/or by procuring that the Holder shall be entitled, on economically proportionate terms, determined in good faith by the Company's Board of Directors, to acquire additional shares of the spun-off or split-off entities, in the event of an exercise of this Warrant.

     8.4. Other Dilutive Events. In case any event shall occur as to which the preceding Sections 8.1 through 8.4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the rights to receive shares represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company's Board of Directors shall, in good faith, determine what adjustments are necessary to preserve the rights of the Holder to receive shares represented by this Warrant.

     8.5 Adjustment of Exercise Price. Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Exercise Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted.

9.   Notice of Changes and Exchange or Loss of Warrant
     -------------------------------------------------

9.1 Whenever the number of Warrant Shares for which this Warrant is exercisable is adjusted as provided in Section 8, the Company shall promptly compute such adjustment and deliver to the Holder a certificate, signed by a principal financial officer of the Company, setting forth the number of Warrant Shares for which this Warrant is exercisable and the Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment has or will become effective.

9.2 Upon receipt by the Company of a declaration by an officer of the Holder of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of a declaration that the Holder will provide indemnification, and reimbursement to the Company of all reasonable expenses incidental thereto and surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

10.  Assignment
     ----------

     The Holder may offer, sell or otherwise dispose of this Warrant, in whole or in

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                                      -7-


     part and on one or more occasions, to any party controlled, controlling or under common control of more than 25% with the Holder provided such assignee does not compete with the Company and provided that such assignment may only be made after conversion of the Loan into Ordinary Shares in the Company.

11.  Rights of the Holder
     --------------------

     The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, unless specifically stated herein.

12.  Termination
     -----------

     This Warrant and the rights conferred hereby shall terminate at the aforementioned time on the last day of the Warrant Period.

13.  Governing Law
     -------------

     This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Israel, without giving effect to the rules respective conflict of law, and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Tel Aviv in respect of any dispute or matter arising out of or connected with this Warrant.


e-SIM Ltd.


By:       ___________________

Title:    ___________________

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                                      -8-


                                   Exhibit 4.1
                                   -----------

                               NOTICE OF EXERCISE


To:      e-SIM Ltd.

1. The undersigned hereby elects to purchase _________ Shares of e-SIM Ltd., pursuant to the terms of the attached Warrant.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any other securities laws.

3. Please issue a certificate representing said Shares in the name of the undersigned, at the following address:

4. Please issue a new Warrant for the unexercised portion of the attached Warrant (if any) in the name of the undersigned.



----------------------              -------------------------
(Date)                              (Print Name of Holder)



                                    -------------------------
                                    (Signature)

                                    Name:
                                    Title:
                                    Telephone: